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                                                                    EXHIBIT 23.3


                     [LETTERHEAD OF MILLER AND LENTS, LTD.]




                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS





We hereby consent to the use of our name in this Amendment No. 1 to the Registration Statement on Form S-3 under the heading "Experts." We further consent to the incorporation by reference of our estimates of reserves and the present value of future net revenues included in this Amendment No. 1 to the Registration Statement.





                                        MILLER AND LENTS, LTD.

                                        /s/ James A. Cole
                                        --------------------------------------
                                        By: James A. Cole
                                            Senior Vice President


Houston, Texas

September 13, 2001